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                           Atlantic-Pacific Las Vegas,
                                     L.L.C.

                                      24.2

                            Certificate of Amendment
                             Filed November 5, 1997
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                            CERTIFICATE OF AMENDMENT
                                       OF
                        ATLANTIC-PACIFIC VENETIAN, L.L.C.

            1. The name of the limited liability company is Atlantic Pacific Venetian, L.L.C.

            2. The Certificate of Formation of the limited liability company is hereby amended as follows: "The name of the limited liability company is Atlantic-Pacific Las Vegas, L.L.C."

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of this 5th day of November 1997.


                                            ----------------------------------
                                            Stephen J. Skuris, Authorized Person